CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement for The BSG Funds of all references to our firm included in or made a part of this Amendment.



/s/
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McCurdy & Associates CPA's, Inc.
January 22, 1999